Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement No. 333-267200 of our report dated March 29, 2023, relating to the financial statements of ZeroFox Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte & Touche LLP

McLean, Virginia

March 31, 2023